Exhibit 99.1

                                                                   PRESS RELEASE

                  RADYNE REPORTS SECOND QUARTER EPS OF 17 CENTS

PHOENIX, AZ - July 24, 2006 - Radyne Corporation (Nasdaq: RADN), today reported net sales for the second quarter of 2006 were $34.6 million compared to second quarter 2005 net sales of $20.6 million. The increase resulted from continued growth in both the amplifier and the satellite electronics and broadcast segments. During the second quarter of 2005, the Company completed its merger with Xicom Technology. Consolidated sales for that quarter included only five weeks of Xicom sales.

Net sales for the satellite electronics and broadcast segment increased by 18% to $18.5 million during the second quarter of 2006 compared to the same period one year ago. The second quarter of 2006 was the fourth consecutive quarter of sequential sales growth for the Company's Xicom subsidiary. Xicom sales for the quarter were $16.1 million compared to $14.9 million for the first quarter of 2006.

Net earnings, after taxes and interest, for the second quarter of 2006 were $3.2 million, or $0.17 per diluted share compared to earnings of $2.1 million, or $0.12 per diluted share for the same quarter of 2005. Earnings from operations increased 54% to $4.8 million during the second quarter of 2006 from $3.1 million for the second quarter of 2005. Reported second quarter 2006 earnings included equity compensation expense which had the effect of reducing earnings per diluted share by $0.02 compared to the year earlier period due to the adoption of new accounting standards.

Bookings during the quarter were $34.1 million, a 53% increase over bookings of $22.3 million in the second quarter of 2005. At the end of the second quarter of 2006, Radyne's consolidated backlog was $33.2 million compared to $29.8 million at the end of the second quarter of 2005.

For the first six months of 2006, sales rose 92% to $65.8 million compared to $34.3 million for the first six months of 2005. Earnings per diluted share for the first six months of 2006 grew to $0.30 from $0.20 for the same period in 2005. Consolidated sales for the six months of 2005 included only five weeks of Xicom sales.

"So far, 2006 has been a very good year for Radyne," commented Bob Fitting, CEO. "With Xicom's growth and the current sales outlook for our satellite and broadcast businesses, we expect to show significant year over year increases in sales and profits."

For the first six months of 2006, Radyne's cash balance increased 47% to $24.9 million compared to $16.9 million at the beginning of 2006. Consolidated Accounts Receivable increased to $22.3 million compared to $20.3 million at the beginning of 2006. Consolidated Inventory was $21.7 million compared to $18.1 million at the beginning of 2006.

Radyne will be holding a conference call on Monday, July 24, 2006 at 4:30 p.m. EDT to discuss its second quarter 2006 financial results and operational highlights. The call is open to the public. The domestic dial in number is 1-866-578-5747 and the international dial in number is 617-213-8054. The conference will also be accessible via the Internet at www.radn.com and www.earnings.com.

ABOUT RADYNE CORPORATION

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, San Diego, and Santa Clara, and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com. Additional information on Xicom is available at www.xicomtech.com.

CONTACT: Malcolm Persen, Chief Financial Officer, 602.437.9620

SAFE HARBOR PARAGRAPH FOR FORWARD-LOOKING STATEMENTS

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. There is no assurance that the Radyne sales will continue to grow or that the Xicom acquisition will continue to provide desirable financial or strategic results for the Company. We cannot guarantee that the Company will continue to generate cash and asset fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

Financial Statements follow.

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

                               RADYNE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                    Unaudited

                                                                 JUNE 30,     DECEMBER 31,
                                                                   2006          2005
                                                               ------------   ------------
                            ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                $     24,886   $     16,928
      Accounts receivable - trade, net of allowance for
        doubtful accounts of $467 and $804, respectively             22,321         20,337
      Cost in excess of billings                                        218              -
      Inventories                                                    21,655         18,057
      Deferred tax assets                                             3,017          3,010
      Income tax receivable                                           1,021              -
      Prepaid expenses and other assets                                 702            864
                                                               ------------   ------------
         Total current assets                                        73,820         59,196
Goodwill                                                             29,950         30,333
Intangibles                                                           6,137          6,706
Property and equipment, net                                           3,734          4,098
Other assets                                                            254            295
                                                               ------------   ------------
          Total Assets                                         $    113,895   $    100,628
                                                               ============   ============
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      Accounts payable                                         $      5,194   $      5,054
      Accrued expenses                                                9,045          9,045
      Customer advance payments                                       1,615          2,319
      Current portion of long-term debt                               1,000          1,000
      Income taxes payable                                                -            609
                                                               ------------   ------------
         Total current liabilities                                   16,854         18,027
Long-term debt, less current portion                                  3,250          3,750
Deferred tax liability                                                  382            752
Deferred rent                                                           226            413
Accrued stock option compensation                                         6             46
                                                               ------------   ------------
         Total liabilities                                           20,718         22,988
                                                               ------------   ------------
STOCKHOLDERS' EQUITY:
      Common stock; $.001 par value - authorized,
       50,000,000 shares; issued and outstanding,
       18,217,024 shares and 17,334,467 shares,
       respectively                                                      18             17
      Additional paid-in capital                                     73,155         63,171
      Retained earnings                                              19,999         14,450
      Other comprehensive income                                          5              2
                                                               ------------   ------------
         Total stockholders' equity                                  93,177         77,640
                                                               ------------   ------------
         Total Liabilities and Stockholders' Equity            $    113,895   $    100,628
                                                               ============   ============

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

                               RADYNE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)
                                    Unaudited

                                                                    THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                         JUNE 30,                        JUNE 30,
                                                               ----------------------------    ----------------------------
                                                                   2006            2005            2006            2005
                                                               ------------    ------------    ------------    ------------
Net sales                                                      $     34,633    $     20,613    $     65,826    $     34,321
Cost of sales                                                        20,203          10,973          38,506          17,556
                                                               ------------    ------------    ------------    ------------
       Gross profit                                                  14,430           9,640          27,320          16,765
                                                               ------------    ------------    ------------    ------------
OPERATING EXPENSES:
   Selling, general and administrative                                7,044           4,715          13,573           8,392
   Research and development                                           2,617           1,832           5,340           3,330
                                                               ------------    ------------    ------------    ------------
     Total operating expenses                                         9,661           6,547          18,913          11,722
                                                               ------------    ------------    ------------    ------------
Earnings from operations                                              4,769           3,093           8,407           5,043
OTHER (INCOME) EXPENSE:
   Interest expense                                                      68              54             146              80
   Interest and other income                                           (235)           (238)           (452)           (488)
                                                               ------------    ------------    ------------    ------------
Earnings before income taxes                                          4,936           3,277           8,713           5,451
   Income tax expense                                                 1,781           1,202           3,162           1,935
                                                               ------------    ------------    ------------    ------------
Net earnings                                                   $      3,155    $      2,075    $      5,551    $      3,516
                                                               ============    ============    ============    ============
EARNINGS PER SHARE:
     Basic                                                     $       0.18    $       0.12    $       0.31    $       0.21
                                                               ============    ============    ============    ============
     Diluted                                                   $       0.17    $       0.12    $       0.30    $       0.20
                                                               ============    ============    ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
     Basic                                                           18,012          16,727          17,786          16,601
                                                               ============    ============    ============    ============
     Diluted                                                         18,800          17,410          18,674          17,337
                                                               ============    ============    ============    ============

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

                               RADYNE CORPORATION
                                SEGMENT REPORTING
                                 (in thousands)
                                    Unaudited

                        THREE MONTHS ENDED JUNE 30, 2006
                                 (in thousands)

                                                                Satellite
                                                               electronics
                                                                   and
                                                                broadcast
                                                                equipment       Amplifiers      Corporate         Total
                                                               ------------    ------------    ------------    ------------
Net sales                                                      $     18,487    $     16,146    $          -    $     34,633
Operating income                                                      6,989           1,700          (3,920)          4,769
                                                               ============    ============    ============    ============
Depreciation and amortization                                  $        260    $        604    $          -    $        864
                                                               ============    ============    ============    ============

                         SIX MONTHS ENDED JUNE 30, 2006
                                 (in thousands)

                                                                Satellite
                                                               electronics
                                                                   and
                                                                broadcast
                                                                equipment       Amplifiers      Corporate         Total
                                                               ------------    ------------    ------------    ------------
Net sales                                                      $     34,792    $     31,034    $          -    $     65,826
Operating income                                                     13,169           3,112          (7,874)          8,407
                                                               ============    ============    ============    ============
Depreciation and amortization                                  $        525    $      1,233    $          -    $      1,758
                                                               ============    ============    ============    ============
Total assets                                                   $     52,849    $     61,046    $          -    $    113,895
                                                               ============    ============    ============    ============

SOURCE  Radyne Corporation
    -0-                             07/24/2006
    /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne Corporation, +1-602-437-9620/
    /Web site:  http://www.xicomtech.com /
    /Web site:  http://www.radn.com /

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